UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2011 (April 4, 2011)

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 8th Avenue
New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (646) 737-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.	Changes in Control of Registrant.

On April 4, 2011, Emerging Vision, Inc. (the “Company”) was informed by its majority shareholders that they had contributed their 91.16% of the Company’s capital stock to EMVI Acquisition Corp. (“EMVI Acquisition”) and intended to complete a short form merger with the Company pursuant to Section 905 of the New York Business Corporation Law.  EMVI Acquisition filed a Schedule 13D with the Securities and Exchange Commission on April 4, 2011 which disclosed the following information:

On April 1, 2011, EMVI Holdings, LLC entered into a transaction with EMVI Acquisition Corp., Alan Cohen, Stefanie Rubin, Allyson Shapiro, Jeffrey Cohen, Robert Cohen, G. Cohen Trust U/A dtd 3/6/2000, E. Cohen Trust U/A dtd 3/6/2000, N. Cohen Trust U/A dtd 3/6/2000, J. Cohen Trust U/A dtd 3/6/2000, Benito R. Fernandez, Horizons Investors Corp., Warminster Investments Corporation, Harvey Ross, Ashley Ross, Ross EVI, LLC, Ross Branchburg Trust f/b/o Ashley Ross, Ross Branchburg Trust f/b/o Nicholas Ross, and other shareholders, pursuant to which the Shares of the Company, along with the rights to receive 7,202,220 shares of Common Stock to be issued following the recent exercise of options held by Christopher Payan, owned by each such entity were contributed to EMVI Acquisition Corp. in exchange for an equal number of membership interests in EMVI Holdings, LLC.  These transactions resulted in EMVI Acquisition Corp. acquiring 91.16% of the total issued and outstanding Shares of the Company.  There was no cash consideration for the transaction.  Additional purchases of Shares by EMVI Acquisition Corp. will be funded by EMVI Holdings, LLC.

Once the merger is complete, the Company will become a wholly owned subsidiary of EMVI Holdings, LLC, currently the sole shareholder of EMVI Acquisition, will cease to be a publicly reporting company, and its common stock will no longer be quoted on the OTC Bulletin Board.  The Company understands that its public shareholders shall receive $0.l6 per share upon proper submission of their certificates per instructions that will be delivered to those shareholders.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

99.1	Press Release, dated April 7, 2011, issued by Emerging Vision, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: April 7, 2011